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                                                                    EXHIBIT 22.1
                              KENNEDY-WILSON, INC.

                              LIST OF SUBSIDIARIES


                                                            State or Other
                                                            Jurisdiction of
              Name                                           Incorporation
              ----                                          ---------------
 11743 Kiowa Partners Corporation                              California
 453 Barrington Property Group, Inc.                           Delaware
 Edinger Business Centre Group, Inc.                           California
 K-W Capital Corporation                                       California
 K-W Hilltop, Inc.                                             California
 K-W Properties                                                California
 Kennedy-Wilson International                                  California
 Kennedy-Wilson International of New York, Inc.                New York
 Kennedy-Wilson Japan K.K.                                     Japan
 Kennedy-Wilson Hong Kong Ltd.                                 Hong Kong
 Kennedy-Wilson RHA Holding Company, Inc.                      Delaware
 Kuhio Group, Inc.                                             California
 KW Properties I                                               California
 KWP Financial I                                               California
 KWP Financial II                                              California
 KWP Financial III                                             California
 Monarch Investors, Inc.                                       California
 Plaza Centre Group, Inc.                                      California
 VDE Corona Group, Inc.                                        California
 Vista Waikoloa Group, Inc.                                    California
 Westborough Court Group, Inc.                                 California
 Wilshire & 7th Properties, Inc.                               California